EXHIBIT 32.0

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Andrea Electronics Corporation (the “Company”) on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: November 13, 2003	/s/ Paul E. Donofrio

Paul E. Donofrio Chief Executive Officer and President

/s/ Corisa L. Guiffre

Corisa L. Guiffre Vice President, Chief Financial Officer and Assistant Corporate Secretary

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